UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

October 17, 2008

Date of Report (date of earliest event reported)

THERMAGE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33123	68-0373593
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

25881 Industrial Boulevard, Hayward, California 94545

(Address of principal executive offices)

(510) 782-2286

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Sherree Lucas, Vice President of Marketing

Following the determination by Thermage, Inc. (“Thermage” or the “Company”) that a long-term role will not be available for Sherree Lucas, the Company’s Vice President of Marketing, in the Company after the closing of the pending acquisition of Reliant Technologies, Inc. by the Company, on October 17, 2008, the Company and Ms. Lucas entered into a letter agreement addressing the terms of her separation from the Company. Ms. Lucas’ last day with Thermage is anticipated to be no later than December 31, 2008.

(e) Letter Agreement and Consulting Agreement with Sherree Lucas, Vice President of Marketing

In connection with Ms. Lucas’ pending departure disclosed in 5.02(b) above, the Company and Ms. Lucas entered into a letter agreement (the “Letter Agreement”) and a consulting agreement (the “Consulting Agreement”) each dated as of October 17, 2008. Pursuant to the terms of the Letter Agreement, Ms. Lucas will be entitled to receive the following benefits:

•

Continued receipt of monthly salary of $17,666.67 ($212,000 on an annualized basis) paid in accordance with the Company’s normal payroll procedures through Ms. Lucas’ last day with the Company, which is anticipated to be no later than December 31, 2008;

•

If the Compensation Committee of the Company’s board of directors determines to pay bonuses to the Company’s executive team, the same individual bonus amount Ms. Lucas would have otherwise received had Ms. Lucas remained employed as a Company executive through the date bonuses are otherwise paid to Company executives for performance in 2008, payable in a lump sum at the time bonuses, if any, are paid to Company executives;

•	If Ms. Lucas remains employed with the Company through December 31, 2008, a transition bonus in the amount of $21,200, less applicable tax withholding;

•

In accordance with a Change of Control and Severance Agreement previously entered into between the Company and Ms. Lucas effective as of June 16, 2008, a lump sum payment in the amount of $106,000 representing fifty percent (50%) of annual base salary and continuation of certain employee benefits for a period of up to six (6) months following termination;

•

Pursuant to the terms and conditions of the Consulting Agreement, Ms. Lucas will provide consulting services to the Company from January 1, 2009 through December 31, 2009 at a rate of $500 per month and her outstanding stock options and other equity awards will continue to vest; and

•	Continuation of certain employee benefits for so long as Ms. Lucas remains employed with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMAGE, INC.

Date: October 23, 2008	By:	/s/ John F. Glenn
John F. Glenn Chief Financial Officer